                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Wireless Telecom Group, Inc. (the
"Company") on Form 10-Q for the quarter ending June 30, 2006 as filed with the
Securities and Exchange Commission on the date hereof (the "Periodic Report"),
I, James M. Johnson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:

     (1) The Periodic Report fully complies with the requirements of section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and result of operations of the
Company.

                                              /s/ James M. Johnson
                                              ----------------------------------
                                              James M. Johnson
                                              Chief Executive Officer
                                              August 10, 2006

The foregoing certification is being furnished solely pursuant to 18 U.S.C.
Section 1350 and is not being filed as part of the Report or as a separate disclosure document.